UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    April 7, 2004

COMMERCIAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

NEBRASKA	1-11515	47-0658852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13220 CALIFORNIA STREET, OMAHA, NEBRASKA		68154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:    (402) 554-9200

NOT APPLICABLE

(Former name or former address, if changed since last report)

COMMERCIAL FEDERAL CORPORATION

FORM 8-K

CURRENT REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits:

(c).	Exhibits:

Exhibit 99.1	Press release dated April 7, 2004.

Item 12. Results of Operations and Financial Condition:

On April 7, 2004, Commercial Federal Corporation (the “Registrant”) announced it expects to report net income of approximately $.40 to $.44 per diluted share for the quarter ended March 31, 2004. This compares to $.50 per diluted share for the same quarter last year. The Registrant’s earnings were negatively impacted by a decline in revenues from its mortgage banking business. The press release is attached to this report as Exhibit 99.1, which is furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL FEDERAL CORPORATION (Registrant)

Date:	April 7, 2004	/s/ David S. Fisher David S. Fisher Executive Vice President and Chief Financial Officer (Duly Authorized Officer)

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